Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS THIRD QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, November 2, 2020 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended September 30, 2020. Earnings attributable to MGP’s Class A shareholders for the quarter was $43.4 million, or $0.34 per diluted share.
Other financial highlights for the third quarter of 2020 included:
•Rental revenue of $188.3 million;
•Consolidated net income of $97.4 million, or $0.32 per diluted Operating Partnership unit;
•Funds From Operations(1) (“FFO”) of $166.1 million, or $0.55 per diluted Operating Partnership unit;
•Adjusted Funds From Operations(2) (“AFFO”) of $173.5 million, or $0.57 per diluted Operating Partnership unit;
•Adjusted EBITDA(3) of $240.6 million;
•General and administrative expenses of $3.5 million; and
•Income from unconsolidated affiliate of $25.2 million.
“We are pleased with our industry leading performance during the quarter and are further encouraged now that all the properties in our portfolio have been re-opened to the public,” said James Stewart, CEO of MGM Growth Properties. “We continued to collect 100% of our rent through October, demonstrating the strength of our master lease and liquidity position of our tenant despite the ongoing economic challenges caused by COVID-19. We continue to seek opportunities to grow our portfolio and execute on our business strategy to prudently deliver shareholder value.”

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the three months ended September 30, 2020 (in thousands, except unit and per unit amounts):

Three Months Ended September 30, 2020
Reconciliation of Non-GAAP Financial Measures
Net income	$97,408
Depreciation	58,240
Share of depreciation of unconsolidated affiliate	10,464
Property transactions, net	—
Funds From Operations	166,112
Amortization of financing costs and cash flow hedges	6,003
Share of amortization of financing costs of unconsolidated affiliate	65
Non-cash compensation expense	639
Straight-line rental revenues, excluding lease incentive asset	13,632
Share of straight-line rental revenues of unconsolidated affiliate	(12,866)
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	4,627
Acquisition-related expenses	—
Non-cash ground lease rent, net	260
Other expenses	36
Gain on unhedged interest rate swaps	(7,701)
Provision for income taxes	2,732
Adjusted Funds From Operations	173,539
Interest income	(533)
Interest expense	59,974
Share of interest expense of unconsolidated affiliate	13,731
Amortization of financing costs and cash flow hedges	(6,003)
Share of amortization of financing costs of unconsolidated affiliate	(65)
Adjusted EBITDA	$240,643

Weighted average Operating Partnership units outstanding
Basic	303,579,950
Diluted	303,712,557

Net income per Operating Partnership units outstanding
Basic	$0.32
Diluted	$0.32

FFO per Operating Partnership unit
Diluted	$0.55

AFFO per Operating Partnership unit
Diluted	$0.57
The Company had $655.2 million of cash and cash equivalents as of September 30, 2020. Cash received from rent payments for the three months ended September 30, 2020 was $206.9 million. Cash received from distributions from our unconsolidated affiliate, MGP BREIT Venture, for the three months ended September 30, 2020 was $22.9 million.

On October 15, 2020, the Operating Partnership made a cash distribution of $147.9 million relating to the third quarter dividend, $83.9 million of which was paid to subsidiaries of MGM Resorts and $64.1 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.4875 per share.

“Our balance sheet remains strong and flexible to capitalize on future accretive opportunities, including the opportunity to redeem an additional $700 million of units from MGM,” said Andy Chien, CFO of MGM Growth Properties. “We have no debt maturities until 2023 and our pro rata net leverage of 4.6x remains below our long-term target of 5.0-5.5x.”
The Company’s debt at September 30, 2020 was as follows (in thousands):

September 30, 2020
Senior secured credit facility:
Senior secured revolving credit facility	$100,000
5.625% senior notes, due 2024	1,050,000
4.625% senior notes, due 2025	800,000
4.50% senior notes, due 2026	500,000
5.75% senior notes, due 2027	750,000
4.50% senior notes, due 2028	350,000
Total principal amount of long-term debt	3,550,000
Less: Unamortized discount and debt issuance costs	(33,523)
Total long-term debt, net of unamortized debt issuance costs	$3,516,477
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer session. The call will be accessible by webcast at http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 3582723. A replay of the call will be available through Monday, November 9, 2020. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10149335. The call will be archived at www.mgmgrowthproperties.com. In addition, MGP will post supplemental slides today on its website at http://www.mgmgrowthproperties.com/events-and-presentations, which includes a reconciliation of MGP’s pro rata net leverage.

1Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus depreciation, as defined by the National Association of Real Estate Investment Trusts, plus our share of depreciation of our unconsolidated affiliate.

2Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges; non-cash compensation expense; straight-line rental revenue (which is defined as the difference between contractual rent and cash rent payments, excluding lease incentive asset amortization); our share of straight-line rental revenues of our unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; gain on unhedged interest rate swaps; and provision for income taxes.

3Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net); depreciation; our share of depreciation of our unconsolidated affiliate; amortization of financing costs and cash flow hedges; non-cash compensation expense; straight-line rent; our share of straight-line rental revenues of our unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; gain on unhedged interest rate swaps; our share of provision for income taxes of our unconsolidated affiliate; interest income; interest expense (including amortization of financing costs and cash flow hedges); our share of interest expense of our unconsolidated affiliate, and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP, together with its joint venture, currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2019, our destination resorts, the Park, Empire Resort Casino, and MGM Northfield Park collectively comprised approximately 27,400 hotel rooms, 1.4 million casino square footage, and 2.7 million convention square footage. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding the continued impact of the COVID-19 pandemic on its business and the business of its tenant, its ability to continue to grow its dividend, successfully execute on its business strategy and acquire additional properties or redeem Operating Partnership Units in accretive transactions. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Revenues
Rental revenue	$188,303	$219,847
Ground lease and other	6,039	6,164
Total Revenues	194,342	226,011

Expenses
Depreciation	58,240	71,957
Property transactions, net	—	9,921
Ground lease expense	5,920	5,920
Acquisition-related expenses	—	92
General and administrative	3,476	4,476
Total Expenses	67,636	92,366

Other income (expense)
Income from unconsolidated affiliate	25,210	—
Interest income	533	241
Interest expense	(59,974)	(63,048)
Gain on unhedged interest rate swaps, net	7,701	—
Other	(36)	(306)
	(26,566)	(63,113)
Income before income taxes	100,140	70,532
Provision for income taxes	(2,732)	(1,979)
Net income	97,408	68,553
Less: Net income attributable to noncontrolling interest	(54,030)	(46,038)
Net income attributable to Class A shareholders	$43,378	$22,515

Weighted average Class A shares outstanding:
Basic	131,567,362	93,165,443
Diluted	131,699,969	93,322,940

Earnings per share attributable to Class A shareholders:
Basic	$0.34	$0.24
Diluted	$0.34	$0.24

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Real estate investments, net	$8,369,090	$10,827,972
Lease incentive asset	512,166	527,181
Investment in unconsolidated affiliate	807,936	—
Cash and cash equivalents	655,169	202,101
Prepaid expenses and other assets	26,537	31,485
Above market lease, asset	40,260	41,440
Operating lease right-of-use assets	280,430	280,093
Total assets	$10,691,588	$11,910,272

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$3,516,477	$4,307,354
Due to MGM Resorts International and affiliates	275	774
Accounts payable, accrued expenses and other liabilities	139,606	37,421
Accrued interest	50,753	42,904
Dividend and distribution payable	147,941	147,349
Deferred revenue	143,505	108,593
Deferred income taxes, net	29,909	29,909
Operating lease liabilities	340,106	337,956
Total liabilities	4,368,572	5,012,260

Redeemable noncontrolling interest	700,000	—
Shareholders' equity
Class A shares*: no par value, 1,000,000,000 shares authorized, 131,455,410 and 113,806,820 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	2,970,905	2,766,325
Accumulated deficit	(400,294)	(244,381)
Accumulated other comprehensive loss	(52,583)	(7,045)
Total Class A shareholders' equity	2,518,028	2,514,899
Noncontrolling interest	3,104,988	4,383,113
Total shareholders' equity	5,623,016	6,898,012
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$10,691,588	$11,910,272
(*) Reflects all Class A shares outstanding.